EXHIBIT 99.A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value $0.00002 per share, of China Techfaith Wireless Communication Technology Limited, a company organized under the laws of the Cayman Islands, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 18, 2018.

Dated: January 18, 2018	Deyou Dong

/s/ Deyou Dong

Oasis Land Limited

By:	/s/ Deyou Dong

Name:	Deyou Dong
Title:	Director

Helio Glaze Limited

By:	/s/ Hui Yang

Name:	Hui Yang
Title:	Director